UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2014

Morgan Stanley Smith Barney Spectrum

Technical L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26338	13-3782231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC

522 Fifth Avenue, 14th Floor

New York, NY 10036

(Address of Principal Executive Offices)

(855) 672-4468

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Selling Agreement

Effective April 1, 2014, Morgan Stanley Smith Barney Spectrum Technical L.P. (the “Registrant”) entered into an alternative investment placement agent agreement (the “Selling Agreement”), by and among the Registrant, Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), and Morgan Stanley Smith Barney LLC, doing business as Morgan Stanley Wealth Management (“MSWM”).

A party to the Selling Agreement may terminate the Selling Agreement by written notice to the other parties on thirty days’ prior written notice, or immediately under certain circumstances as provided in the Selling Agreement.

Pursuant to the Selling Agreement, the Registrant will pay MSWM a flat-rate brokerage fee equal to 4.0% annually of the net asset value per unit paid on a monthly basis, a portion of which may be paid to MSWM’s affiliates or agents.

Item 1.02	Termination of a Material Definitive Agreement.

Prior Selling Agreement

Effective April 1, 2014, the General Partner and the Registrant terminated the amended and restated selling agent agreement, including any annexes, amendments or joinders thereto (the “Prior Selling Agreement”), dated March 7, 2000. The General Partner terminated the Prior Selling Agreement in order to enter into the Selling Agreement described in Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY SMITH BARNEY SPECTRUM TECHNICAL L.P.

By:	Ceres Managed Futures LLC
General Partner

By:	/s/ Alper Daglioglu
Alper Daglioglu
President and Director

Date: April 7, 2014